Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

Contact Information:
Investor Relations:	FGX International:
Idalia Rodriguez	Anthony Di Paola
ICR Inc.	Chief Financial Officer
203-682-8264	401-719-2253

FGX International to be acquired by Essilor International for $19.75 per share

Smithfield, RI (December 16, 2009) — FGX International Holdings Limited (NASDAQ:FGXI) today announced that it has signed a definitive agreement to merge with a subsidiary of Essilor International of Charenton-le-Pont, France.  Essilor shares trade on the NYSE Euronext Paris market and are included in the CAC 40 index.

Under the terms of the merger agreement, which was unanimously approved by the Boards of Directors of both companies, FGX International shareholders will receive $19.75 per share in cash upon completion of the merger, for an aggregate value of approximately $565 million, including the assumption of FGX debt of approximately $100 million. If completed, FGX International will become a wholly owned subsidiary of Essilor.

Essilor International is the world leader in ophthalmic optical products. Marketed under such brands as Varilux®, Crizal®, Essilor® and Definity®, Essilor offers a wide range of lenses to correct myopia, hyperopia, astigmatism and presbyopia. Essilor has approximately 35,000 employees with a presence in approximately 100 countries, including the US.  It operates through 15 production sites, 293 lens finishing laboratories and local distribution networks. In 2008, Essilor had revenues of approximately €3.1 billion.

FGX International is North America’s leading designer and marketer of non-prescription reading glasses and popular priced sunglasses. FGX brands include FosterGrant®, Magnivision®, Solar Shield®, Polar Eyes®, Corinne McCormack®, Angel™, Anarchy®, and Gargoyles®.  FGX also holds licenses to sell optical products under the Ironman, Levi Strauss Signature, C9 by Champion and Body Glove brands. FGX International products are found in over 68,000 retail locations in the US, Canada, Mexico and the United Kingdom.  Revenues for 2008 were approximately $256 million (approximately $237 million, excluding the divested Jewelry business).

Alec Taylor, CEO of FGX International commented “This proposed merger is of major significance to FGX International.  Essilor’s global reach will be of considerable strategic value to market our products on a worldwide basis and will greatly enhance our competitive position. Essilor’s global footprint will allow us to expand our presence in Europe, Asia and other parts of the world, while continuing to focus on growing our North American sales in over-the-counter reading glasses and popular-priced sunglasses. We also find the Essilor culture compelling and a good fit with ours. We believe this transaction represents a significant value for our shareholders.”

“This acquisition is in line with Essilor’s strategy of procuring the resources needed to provide a quality offering that covers different eyewear market segments around the world in order to meet a wide range of needs. It also strengthens the company’s business base and enhances its growth prospects,” said Hubert Sagnières, Essilor’s COO and CEO designate. “Demand for non-prescription reading glasses is growing. In addition, the market fits well with our prescription lens business and is supported by favorable demographic trends. FGX will benefit from our international distribution network while we will leverage FGX’s brands and expertise to deploy this new offering around the world.”

FGX International will be a stand-alone business unit of Essilor.  FGX’s headquarters will remain in Rhode Island and it will also continue to maintain offices in San Luis Obispo, CA; Toronto, Canada; Stoke-on-Trent, England; New York, NY; Mexico City, Mexico; and Shenzhen, China. Alec Taylor will remain Chief Executive Officer of FGX International and FGX’s management team will be unchanged.

Key Elements of the Transaction:

•                  The transaction is subject to customary closing conditions, including FGX International shareholder approval and applicable regulatory clearances, and is expected to close in 2010.

•                  FGX’s principal shareholder, an affiliate of Berggruen Holdings, which owns approximately 32% of FGX’s outstanding shares, and key members of FGX’s senior management team have agreed to vote their shares in favor of the transaction.

•                  Essilor will finance the transaction from its cash reserves and existing committed credit facilities.

•                  The agreement includes a termination fee of approximately $18.3 million payable, in certain circumstances, by FGX International to Essilor such as in the event a superior unsolicited offer is accepted by FGX International.

After careful consideration the Board of Directors has determined that the merger with Essilor is in the best interest of all of the shareholders of FGX International and believes that it represents a significant opportunity for FGX International and its employees for the longer term. Accordingly, the Board of Directors unanimously recommends that FGX International shareholders vote to approve the merger.  Should the board be presented with any other offer prior to the close of this transaction, it has a fiduciary duty to consider such offer.

Lazard Frères & Co. LLC is serving as FGX International’s financial advisor, while Skadden, Arps, Slate, Meagher & Flom LLP is acting as its legal counsel.

About FGX International

FGX International Holdings Limited is a leading designer and marketer of non-prescription reading glasses and sunglasses with a portfolio of established, highly recognized eyewear brands including Foster Grant®, Magnivision®, Angel ™ , Gargoyles®, Anarchy®, SolarShield®, PolarEyes® and Corinne McCormack®.  FGXI also holds licenses for brands such as Ironman,

Levi Strauss, Body Glove, Rawlings and C9 by Champion.  Based in Smithfield, Rhode Island, FGXI has approximately 375 full time and 2,400 part time employees.  Additional offices are located in San Luis Obispo, CA; New York, NY, Toronto, Canada; Stoke-on-Trent, England; Mexico City, Mexico; and Shenzhen, China.

About Essilor

Essilor International is the world leader in ophthalmic optical products, offering a wide range of lenses under the flagship Varilux®, Crizal®, Essilor® and Definity® brands to correct myopia, hyperopia, astigmatism and presbyopia. Essilor operates worldwide through 15 production sites, 293 lens finishing laboratories and local distribution networks. The Essilor share trades on the NYSE Euronext Paris market and is included in the CAC 40 index. (ISIN: FR 0000121667; Reuters: ESSI.PA; Bloomberg: EI:FP).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

FGX International Holdings Limited (“FGX”) will file with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K, which will include the merger agreement related to the proposed merger. The proxy statement that FGX plans to file with the SEC and mail to shareholders will contain information about FGX, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED MERGER. In addition to receiving the proxy statement from FGX by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about FGX, without charge, from the SEC’s website at www.sec.gov or, without charge, from FGX at www.fgxi.com. This announcement is not a solicitation of a proxy.

FGX and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information concerning such participants is set forth in the proxy statement for FGX’s 2009 annual meeting of shareholders, which was filed with the SEC on Schedule 14A on April 7, 2009. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement to be filed by FGX with the SEC. FGX’s press releases and other information about FGX are available at FGX’s website at www.fgxi.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact or that express our confidence, expectations, objectives, intentions, plans, or strategies or otherwise anticipate the future, including, without limitation, statements regarding our future prospects, revenues, costs, results of operations and profitability contained in the Outlook section of this press release, are forward-looking statements.  These forward-looking statements are not guarantees of future performance, and they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  These risks and uncertainties include, but are not limited to: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the Company’s ability to successfully integrate acquired businesses including Corinne McCormack, Inc. and Eye-Bar Inc.; the effect of current adverse economic conditions and low levels of consumer confidence and the resulting adverse impact on consumer discretionary spending, which could reduce our sales; adverse changes in our customers’ inventory and working capital policies; the bankruptcy or other lack of commercial success of one or more of our significant customers; the actual charges incurred for product returns and markdowns related to the divestiture of the costume jewelry business may be greater than expected; we or others may discover that our products must be recalled because of defects; unexpected product returns and related claims pertaining to current or prior periods; the concentration of manufacturing of our products in China, which increases our vulnerability to disruptions in that region; interruptions of supply from our Asian product manufacturers; political instability or changing conditions in manufacturing or transportation services in foreign countries; other risks associated with our international operations, including foreign currency exchange rate fluctuations and the impact of quotas, tariffs, or other restrictions on the importation or exportation of our products; a material reduction, cessation, or postponement of purchases by our customers; failure to comply with federal or state regulation of the distribution or sale of our products; the expense and uncertainty of the litigation process, including the risk of an unfavorable result in current or future litigation; adverse interest rate fluctuations; our credit insurance does not cover all of our outstanding accounts receivable; unknown potential effects of outbreaks of communicable diseases, including swine flu, on our business; and disruption due to weather, fire or other unforeseen circumstances in our principal distribution center.

These and other risks and uncertainties that could cause our actual results to differ from those contemplated by any forward-looking statement are discussed in more detail in Part I, Item 1A — Risk Factors in our Form 10-K for the year ended January 3, 2009, which we may update in Part II, Item 1A — Risk Factors in Quarterly Reports on Forms 10-Q that we have filed or will file thereafter.  Forward-looking statements contained in this press release speak only as of the date hereof.  We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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